Exhibit 99.1

WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL SECOND QUARTER ENDED MARCH 31, 2015

•	Total revenue grew 4% or 13% on a constant-currency basis
•	Recorded Music revenue was up 5% or 15% on a constant-currency basis
•	Digital revenue increased 1% or 10% on a constant-currency basis
•	OIBDA was $121 million versus $74 million in the prior-year quarter
•	Net income was $19 million versus a net loss of $59 million in the prior-year quarter

NEW YORK, New York, May 11, 2015—Warner Music Group Corp. today announced its second-quarter results for the period ended March 31, 2015.

"We experienced significant revenue growth this quarter across key segments of our business – in particular Recorded Music, across the U.S. and international and across digital and physical – capping off a strong first half of our fiscal year" said Stephen Cooper, Warner Music Group’s CEO.  "Notably, in this quarter we saw continued growth in streaming revenue which surpassed download revenue for the first time in the history of our recorded music business.  Our commitment to being at the forefront of industry change as well as our ongoing investment in artist development is the foundation of our continued success."

“We are proud of our team’s ability to deliver a healthy financial performance,” added Eric Levin, Warner Music Group’s Executive Vice President and CFO.  “We will continue to find opportunities for growth while carefully watching our costs.”

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2015	For the Three Months Ended March 31, 2014	% Change
	(unaudited)	(unaudited)
Revenue	$677	$653	4%
Digital revenue	297	295	1%
Operating income (loss)	44	(5)	-
Adjusted operating income⁯(1)	48	28	71%
OIBDA(1)	121	74	64%
Adjusted OIBDA(1)	125	107	17%
Net income (loss)	19	(59)	-
Adjusted net income (loss) (1)	23	(26)	-
Net cash provided by operating activities	107	131	-18%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Revenue grew 3.7% (or 12.8% in constant currency).  The company saw growth in all revenue streams of its Recorded Music business, other than Artist Services and Expanded-Rights revenue which declined 11.3% (or was flat on a constant-currency basis).  With the exception of digital, all revenue streams of the company’s Music Publishing business declined on an as-reported basis (though on a constant-currency basis performance and synchronization were up and mechanical was flat).  Total company growth was mainly driven by a stronger release schedule and improved results in licensing.  Constant-currency revenue growth was widespread across geographies with gains in the U.S., the U.K., Continental Europe, Latin America and China partially offset by declines in Japan.  Strong physical revenue growth was driven by albums from Kid Rock and Led Zeppelin and by albums from local artists in territories such as France where revenue is still predominantly physical.  Digital revenue grew 0.7% (or 10.4% in constant currency), but due to the strength of physical revenue in the quarter, digital revenue represented 43.9% of total revenue, compared to 45.2% in the prior-year quarter.  Growth in digital revenue was driven by an increase in streaming revenue, which more than offset a decline in download revenue.  Declines in download revenue are expected to be a continuing trend.

Operating income was $44 million compared to an operating loss of $5 million in the prior-year quarter.  OIBDA increased 64% to $121 million from $74 million in the prior-year quarter and OIBDA margin rose to 17.9% from 11.3% in the prior-year quarter.  Adjusted OIBDA increased 17% and Adjusted OIBDA margin increased 2.1 percentage points to 18.5% from 16.4%.  The increase in operating income and OIBDA is largely the result of revenue growth and lower PLG-related expenses.

Net income was $19 million compared to a net loss of $59 million in the prior-year quarter.  This was primarily due to higher revenue, lower operating expenses, currency-exchange gains on our Euro denominated debt and lower interest expense.

Adjusted operating income, Adjusted OIBDA and Adjusted net loss exclude the impact of PLG-related expenses, expenses related to other cost-saving initiatives and expenses related to moving the company’s corporate headquarters.  See below for calculations and reconciliations of OIBDA, Adjusted operating income, Adjusted OIBDA and Adjusted net loss.

As of March 31, 2015, the company reported a cash balance of $218 million, total long-term debt of $2.995 billion and net debt (total long-term debt, including the current portion, minus cash) of $2.777 billion.  There was no balance outstanding on the company’s revolver at the end of the quarter.

Cash provided by operating activities was $107 million compared to $131 million in the prior-year quarter.  This was largely driven by the timing of digital payments.  Free Cash Flow, defined below, was $85 million compared to $82 million in the prior-year quarter, reflecting lower cash provided by operating activities more than offset by lower cash paid for investments and lower capital expenditures.

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2015	For the Three Months Ended March 31, 2014	% Change
	(unaudited)	(unaudited)
Revenue	$564	$535	5%
Digital revenue	274	273	0%
Operating income (loss)	35	(19)	-
Adjusted operating income⁯(1)	38	14	-
OIBDA(1)	91	39	-
Adjusted OIBDA(1)	94	72	31%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Recorded Music revenue grew 5.4% (or 14.6% in constant currency), mainly driven by a stronger release schedule.  All revenue streams saw growth, other than Artist Services and Expanded-Rights revenue which declined 11.3% (or was flat on a constant-currency basis).  Strong physical revenue growth was driven by albums from Kid Rock and Led Zeppelin and by albums from local artists in territories such as France where revenue is still predominantly physical. Digital revenue growth reflects continued strength in streaming revenue.  Licensing revenue grew as a result of increased synchronization activity as well as the inclusion for the first time of broadcast fee income for PLG repertoire across certain European territories.  The decline in Artist Services and Expanded-Rights revenue resulted from an increase in U.S. expanded-rights revenue which was more than offset by a decrease in international artist services revenue due to the timing of European concert tours.  Recorded Music saw strength around the globe with Japan the most significant exception.  Domestic Recorded Music digital revenue was $144 million or 61.0% of total domestic Recorded Music revenue.  Major sellers included Ed Sheeran, Michael Bublé, Led Zeppelin and David Guetta.

Recorded Music operating income was $35 million up from an operating loss of $19 million in the prior-year quarter and operating margin was 6.2% up from negative 3.6% in the prior-year quarter.  Adjusted operating margin increased 4.1 percentage points to 6.7% from 2.6% in the prior-year quarter.  OIBDA rose to $91 million from $39 million in the prior-year quarter and OIBDA margin rose 8.8 percentage points to 16.1%.  Adjusted OIBDA was $94 million versus $72 million in the prior-year quarter with Adjusted OIBDA margin up 3.2 percentage points to 16.7%.  The improvement in Adjusted OIBDA and Adjusted OIBDA margin was largely driven by higher revenue.

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2015	For the Three Months Ended March 31, 2014	% Change
	(unaudited)	(unaudited)
Revenue	$117	$122	-4%
Digital revenue	24	23	4%
Operating income	33	37	-11%
OIBDA(1)	51	55	-7%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Music Publishing revenue declined 4.1% (or rose 4.5% in constant currency).  Mechanical revenue declined 9.1% (or was flat on a constant-currency basis) given the ongoing industry shift towards digital.  Digital revenue grew 4.3% (or was up 14.3% on a constant-currency basis) reflecting increases in streaming revenue.  Performance revenue declined 6.4% (or was up 2.3% on a constant-currency basis) and synchronization revenue was flat (or up 8% on a constant-currency basis).  Performance and synchronization results were largely timing related.

Music Publishing operating margin declined 2.1 percentage points to 28.2% from 30.3% in the prior-year quarter, as a result of the as-reported revenue decline.  Music Publishing OIBDA declined by $4 million or 7.3% to $51 million, while Music Publishing OIBDA margin declined 1.5 percentage points to 43.6% from 45.1% also as a result of the as-reported revenue decline.

Financial details for the quarter can be found in the company’s current Form 10-Q, for the period ended March 31, 2015, filed today with the Securities and Exchange Commission.

This afternoon, management will be hosting a conference call to discuss the results at 4:30 P.M. EST.  The call will be webcast on www.wmg.com.

About Warner Music Group

With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including Asylum, Atlantic, Big Beat, East West, Elektra, Erato, Fueled by Ramen, Nonesuch, Parlophone, Reprise, Rhino, Roadrunner, Rykodisc, Sire, Warner Bros., Warner Classics, Warner Music Nashville and Word, as well as Warner/Chappell Music, one of the world's leading music publishers, with a catalog of more than one million copyrights worldwide.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995

This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance.  Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements.  All forward-looking statements are made as of today, and we disclaim any duty to update such statements.  Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them.  However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations.  Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com.  We use our website as a channel of distribution of material company information.  Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com.  In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com.  Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Basis of Presentation

The company maintains a 52-53 week fiscal year ending on the last Friday in each reporting period. As such, all references to March 31, 2015 and March 31, 2014 relate to the periods ended March 27, 2015 and March 28, 2014, respectively. For convenience purposes, the company continues to date its financial statements as of March 31.  The fiscal year ended September 30, 2014 ended on September 26, 2014. For convenience purposes, the company continues to date its balance sheet as of September 30.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three and Six Months Ended March 31, 2015 versus March 31, 2014
(dollars in millions)

	For the Three Months Ended March 31, 2015	For the Three Months Ended March 31, 2014	% Change
	(unaudited)	(unaudited)
Revenue	$677	$653	4%
Cost and expenses:
Cost of revenue	(318)	(319)	0%
Selling, general and administrative expenses	(252)	(273)	-8%
Amortization expense	(63)	(66)	-5%
Total costs and expenses	$(633)	$(658)	-4%
Operating income (loss)	$44	$(5)	-
Interest expense, net	(45)	(54)	-17%
Other income (expense), net	14	(3)	-
Income (loss) before income taxes	$13	$(62)	-
Income tax benefit	6	3	100%
Net income (loss)	$19	$(59)	-
Less: Income attributable to noncontrolling interest	(1)	(1)	0%
Net income (loss) attributable to Warner Music Group Corp.	$18	$(60)	-

	For the Six Months Ended March 31, 2015	For the Six Months Ended March 31, 2014	% Change
	(unaudited)	(unaudited)
Revenue	$1,506	$1,468	3%
Costs and expenses:
Cost of revenue	(763)	(760)	0%
Selling, general and administrative expenses	(548)	(566)	-3%
Amortization expense	(128)	(132)	-3%
Total costs and expenses	$(1,439)	$(1,458)	-1%
Operating income	$67	$10	-
Loss on extinguishment of debt	-	-	-
Interest expense, net	(91)	(109)	-17%
Other income (expense), net	5	(7)	-
Loss before income taxes	$(19)	$(106)	-82%
Income tax (expense) benefit	(3)	11	-
Net loss	$(22)	$(95)	-77%
Less: Income attributable to noncontrolling interest	(2)	(2)	0%
Net loss attributable to Warner Music Group Corp.	$(24)	$(97)	-75%

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets at March 31, 2015 versus September 30, 2014
(dollars in millions)

	March 31,	September 30,
	2015	2014	% Change
	(unaudited)	(audited)
Assets
Current assets:
Cash and equivalents	$218	$157	39%
Accounts receivable, net	338	383	-12%
Inventories	36	39	-8%
Royalty advances expected to be recouped within one year	109	102	7%
Deferred tax assets	46	46	0%
Prepaid and other current assets	52	55	-5%
Total current assets	$799	$782	2%
Royalty advances expected to be recouped after one year	202	190	6%
Property, plant and equipment, net	226	227	0%
Goodwill	1,625	1,661	-2%
Intangible assets subject to amortization, net	2,605	2,884	-10%
Intangible assets not subject to amortization	118	120	-2%
Other assets	91	90	1%
Total assets	$5,666	$5,954	-5%
Liabilities and Equity
Current liabilities:
Accounts payable	$181	$215	-16%
Accrued royalties	1,050	1,132	-7%
Accrued liabilities	223	243	-8%
Accrued interest	58	60	-3%
Deferred revenue	285	219	30%
Current portion of long-term debt	13	13	0%
Other current liabilities	5	3	67%
Total current liabilities	$1,815	$1,885	-4%
Long-term debt	2,982	3,017	-1%
Deferred tax liabilities, net	345	383	-10%
Other noncurrent liabilities	248	279	-11%
Total liabilities	$5,390	$5,564	-3%
Equity:
Common stock	-	-	-
Additional paid-in capital	1,128	1,128	0%
Accumulated deficit	(673)	(649)	4%
Accumulated other comprehensive loss, net	(198)	(108)	83%
Total Warner Music Group Corp. equity	$257	$371	-31%
Noncontrolling interest	19	19	0%
Total equity	276	390	-29%
Total liabilities and equity	$5,666	$5,954	-5%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three and Six Months Ended March 31, 2015 versus March 31, 2014
(dollars in millions)

	For the Three Months Ended March 31, 2015	For the Three Months Ended March 31, 2014
	(unaudited)	(unaudited)
Net cash provided by operating activities	$107	$131
Net cash used in investing activities	(22)	(49)
Net cash used in financing activities	(6)	(59)
Effect of foreign currency exchange rates on cash and equivalents	(6)	(3)
Net increase in cash and equivalents	$73	$20

	For the Six Months Ended March 31, 2015	For the Six Months Ended March 31, 2014
	(unaudited)	(unaudited)
Net cash provided by operating activities	$142	$79
Net cash used in investing activities	(59)	(75)
Net cash used in financing activities	(9)	(5)
Effect of foreign currency exchange rates on cash and equivalents	(13)	(5)
Net increase (decrease) in cash and equivalents	$61	$(6)

Supplemental Disclosures Regarding Non-GAAP Financial Measures

We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA

OIBDA reflects our operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets.  We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods.  However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses.  Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP.  In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 4. Warner Music Group Corp. - Reconciliation of OIBDA to Net Loss, Three and Six Months Ended March 31, 2015 versus March 31, 2014
(dollars in millions)

	For the Three Months Ended March 31, 2015	For the Three Months Ended March 31, 2014	% Change
	(unaudited)	(unaudited)
OIBDA	$121	$74	64%
Depreciation expense	(14)	(13)	8%
Amortization expense	(63)	(66)	-5%
Operating income (loss)	$44	$(5)	-
Interest expense, net	(45)	(54)	-17%
Other income (expense), net	14	(3)	-
Income (loss) before income taxes	$13	$(62)	-
Income tax benefit	6	3	100%
Net income (loss)	$19	$(59)	-
Less: Income attributable to noncontrolling interest	(1)	(1)	0%
Net income (loss) attributable to Warner Music Group Corp.	$18	$(60)	-
Operating income (loss) margin	6.5%	-0.8%
OIBDA margin	17.9%	11.3%

	For the Six Months Ended March 31, 2015	For the Six Months Ended March 31, 2014	% Change
	(unaudited)	(unaudited)
OIBDA	$223	$167	34%
Depreciation expense	(28)	(25)	12%
Amortization expense	(128)	(132)	-3%
Operating income	$67	$10	-
Interest expense, net	(91)	(109)	-17%
Other income (expense), net	5	(7)	-
Loss before income taxes	$(19)	$(106)	-82%
Income tax (expense) benefit	(3)	11	-
Net loss	$(22)	$(95)	-77%
Less: Income attributable to noncontrolling interest	(2)	(2)	0%
Net loss attributable to Warner Music Group Corp.	$(24)	$(97)	-75%
Operating income margin	4.4%	0.7%
OIBDA margin	14.8%	11.4%

Figure 5. Warner Music Group Corp. - Reconciliation of Segment Operating Income (loss) to OIBDA, Three and Six Months Ended March 31, 2015 versus March 31, 2014
(dollars in millions)

	For the Three Months Ended March 31, 2015	For the Three Months Ended March 31, 2014	% Change
	(unaudited)	(unaudited)
Total WMG operating income (loss) - GAAP	$44	$(5)	-
Depreciation and amortization expense	(77)	(79)	-3%
Total WMG OIBDA	$121	$74	64%
Operating income (loss) margin	6.5%	-0.8%
OIBDA margin	17.9%	11.3%

Recorded Music operating income (loss) - GAAP	$35	$(19)	-
Depreciation and amortization expense	(56)	(58)	-3%
Recorded Music OIBDA	$91	$39	-
Recorded Music operating income (loss) margin	6.2%	-3.6%
Recorded Music OIBDA margin	16.1%	7.3%

Music Publishing operating income - GAAP	$33	$37	-11%
Depreciation and amortization expense	(18)	(18)	0%
Music Publishing OIBDA	$51	$55	-7%
Music Publishing operating income margin	28.2%	30.3%
Music Publishing OIBDA margin	43.6%	45.1%

	For the Six Months Ended March 31, 2015	For the Six Months Ended March 31, 2014	% Change
	(unaudited)	(unaudited)
Total WMG operating income - GAAP	$67	$10	-
Depreciation and amortization expense	(156)	(157)	-1%
Total WMG OIBDA	$223	$167	34%
Operating income margin	4.4%	0.7%
OIBDA margin	14.8%	11.4%

Recorded Music operating income - GAAP	$87	$16	-
Depreciation and amortization expense	(115)	(116)	-1%
Recorded Music OIBDA	$202	$132	53%
Recorded Music operating income margin	6.8%	1.3%
Recorded Music OIBDA margin	15.8%	10.8%

Music Publishing operating income - GAAP	$33	$39	-15%
Depreciation and amortization expense	(35)	(35)	0%
Music Publishing OIBDA	$68	$74	-8%
Music Publishing operating income margin	14.0%	15.6%
Music Publishing OIBDA margin	28.8%	29.6%

Adjusted Operating Income, Adjusted OIBDA and Adjusted Net Loss

Adjusted operating income, Adjusted OIBDA and Adjusted net (loss) income is operating income, OIBDA and net loss, respectively, adjusted to exclude the impact of certain items that affect comparability.  Factors affecting period-to-period comparability of the unadjusted measures in the quarter included the items listed in Figure 6 below.  We use Adjusted operating income, Adjusted OIBDA and Adjusted net loss to evaluate our actual operating performance.  We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management.  Since these are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income, OIBDA and net loss attributable to Warner Music Group Corp. as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 6. Warner Music Group Corp. - Reconciliation of Reported to Adjusted Results, Three and Six Months Ended March 31, 2015 versus March 31, 2014
(dollars in millions)

For the Three Months Ended March 31, 2015
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$44	$35	$33	$121	$91	$51	$19
Factors Affecting Comparability:
PLG Professional Fees and Integration Costs	-	-	-	-	-	-	-
PLG Restructuring Expense	1	1	-	1	1	-	1
Cost-Savings Initiatives	3	2	-	3	2	-	3
Corporate Headquarters Consolidation	-	-	-	-	-	-	-
Adjusted Results	$48	$38	$33	$125	$94	$51	$23

Adjusted Margin	7.1%	6.7%	28.2%	18.5%	16.7%	43.6%

For the Three Months Ended March 31, 2014
	Total WMG Operating (Loss) Income	Recorded Music Operating (Loss) Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$(5)	$(19)	$37	$74	$39	$55	$(59)
Factors Affecting Comparability:
PLG Professional Fees and Integration Costs	16	16	-	16	16	-	16
PLG Restructuring Expense	17	17	-	17	17	-	17
Adjusted Results	$28	$14	$37	$107	$72	$55	$(26)

Adjusted Margin	4.3%	2.6%	30.3%	16.4%	13.5%	45.1%

For the Six Months Ended March 31, 2015
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$67	$87	$33	$223	$202	$68	$(22)
Factors Affecting Comparability:
PLG Professional Fees and Integration Costs	3	3	-	3	3	-	3
PLG Restructuring Expense	2	2	-	2	2	-	2
Cost-Savings Initiatives	7	4	-	7	4	-	7
Corporate Headquarters Consolidation	6	-	-	6	-	-	6
Adjusted Results	$85	$96	$33	$241	$211	$68	$(4)

Adjusted Margin	5.6%	7.5%	14.0%	16.0%	16.5%	28.8%

For the Six Months Ended March 31, 2014
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$10	$16	$39	$167	$132	$74	$(95)
Factors Affecting Comparability:
PLG Professional Fees and Integration Costs	36	36	-	36	36	-	36
PLG Restructuring Expense	24	24	-	24	24	-	24
Adjusted Results	$70	$76	$39	$227	$192	$74	$(35)

Adjusted Margin	4.8%	6.2%	15.6%	15.5%	15.7%	29.6%

Constant Currency

Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods.  Constant-currency information compares results between periods as if exchange rates had remained constant period over period.  We use results on a constant-currency basis as one measure to evaluate our performance.  We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results.  However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue.  These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP.  Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 7. Warner Music Group Corp. - Revenue by Geography and Segment, Three and Six Months Ended March 31, 2015 versus March 31, 2014 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended March 31, 2015	For the Three Months Ended March 31, 2014	For the Three Months Ended March 31, 2014
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)

US revenue
Recorded Music	$236	$219	$219
Music Publishing	52	52	52
International revenue
Recorded Music	328	316	273
Music Publishing	65	70	60
Intersegment eliminations	(4)	(4)	(4)
Total Revenue	$677	$653	$600

Revenue by Segment:
Recorded Music
Physical	$157	$145	$130
Digital	274	273	257
Total Physical & Digital	431	418	387
Artist services & expanded-rights	55	62	55
Licensing	78	55	50
Total Recorded Music	564	535	492
Music Publishing
Performance	44	47	43
Mechanical	20	22	20
Synchronization	27	27	25
Digital	24	23	21
Other	2	3	3
Total Music Publishing	117	122	112
Intersegment eliminations	(4)	(4)	(4)
Total Revenue	$677	$653	$600

Total Digital Revenue	$297	$295	$269

	For the Six Months Ended March 31, 2015	For the Six Months Ended March 31, 2014	For the Six Months Ended March 31, 2014
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)

US revenue
Recorded Music	$477	$449	$449
Music Publishing	93	93	93
International revenue
Recorded Music	801	777	703
Music Publishing	143	157	142
Intersegment eliminations	(8)	(8)	(8)
Total Revenue	$1,506	$1,468	$1,379

Revenue by Segment:
Recorded Music
Physical	$450	$418	$388
Digital	546	529	505
Total Physical and Digital	996	947	893
Artist services & expanded-rights	131	146	134
Licensing	151	133	125
Total Recorded Music	1,278	1,226	1,152
Music Publishing
Performance	89	98	91
Mechanical	43	49	45
Synchronization	52	53	51
Digital	48	44	42
Other	4	6	6
Total Music Publishing	236	250	235
Intersegment eliminations	(8)	(8)	(8)
Total Revenue	$1,506	$1,468	$1,379

Total Digital Revenue	$592	$571	$545

Free Cash Flow

Free Cash Flow reflects our cash flow provided by operating activities less capital expenditures and cash paid for investments.  We use Free Cash Flow, among other measures, to evaluate our operating performance.  Management believes Free Cash Flow provides investors with an important perspective on the cash available to service debt, fund ongoing operations and working capital needs, make strategic acquisitions and investments and pay any dividends, make prepayments of outstanding debt or fund any repurchases of our outstanding debt securities in open market purchases, privately negotiated purchases or otherwise.  As a result, Free Cash Flow is a significant measure of our ability to generate long-term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance.  We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method management uses.

Because Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net (loss) income as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity.  Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies.  In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs.  Because Free Cash Flow deducts capital expenditures and cash paid for investments from “net cash provided by (used in) operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected.  We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash provided by (used in) operating activities.”

Figure 8. Warner Music Group Corp. - Calculation of Free Cash Flow, Three and Six Months Ended March 31, 2015 versus March 31, 2014
(dollars in millions)

	For the Three Months Ended March 31, 2015	For the Three Months Ended March 31, 2014
	(unaudited)	(unaudited)
Net cash provided by operating activities	$107	$131
Less: Capital expenditures	15	18
Less: Net cash paid for investments	7	31

Free Cash Flow	$85	$82

	For the Six Months Ended March 31, 2015	For the Six Months Ended March 31, 2014
	(unaudited)	(unaudited)
Net cash provided by operating activities	$142	$79
Less: Capital expenditures	39	30
Less: Net cash paid for investments	20	45

Free Cash Flow	$83	$4

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Media Contact:	Investor Contact:
James Steven	Lori Scherwin
(212) 275-2213	(212) 275-4850
James.Steven@wmg.com	Investor.Relations@wmg.com